Exhibit 4.10.17

                                                                  Execution Copy

                   AMENDMENT NO. 4 TO FOAMEX CREDIT AGREEMENT


         This AMENDMENT NO. 4 TO FOAMEX CREDIT AGREEMENT (the "Amendment"), dated as of December 21, 2001, amends in certain respects the Credit Agreement dated as of June 12, 1997, as amended and restated as of February 27, 1998, and as further amended and restated as of June 29, 1999, and as amended to the date hereof (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Foamex"), FMXI, Inc., a Delaware corporation and managing general partner of Foamex ("FMXI"), the institutions from time to time party thereto as Lenders, the institutions from time to time a party thereto as Issuing Banks, Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as the collateral agent for the Lenders and the Issuing Banks (in such capacity, the "Collateral Agent") and The Bank of Nova Scotia ("Scotiabank"), in its capacity as funding agent for the Lenders and the Issuing Banks (in such capacity, the "Funding Agent", and together with the Collateral Agent, the "Administrative Agents").

                              W I T N E S S E T H:

         WHEREAS, Foamex has requested the consent of the Requisite Lenders to the consummation of certain transactions described in a summary, entitled "Business Transformation Overview," which was made available to the Lenders on December 11, 2001 (the "Transformation Plan");

         WHEREAS, the consent of the Requisite Lenders is necessary for the consummation by Foamex of the Transformation Plan and Foamex has requested the Requisite Lenders to so consent to the Transformation Plan;

         WHEREAS, the Requisite Lenders are willing, on the terms and conditions set forth herein, to consent to the Transformation Plan;

         NOW, THEREFORE, in consideration of the above recitals of Foamex and FMXI, the Requisite Lenders party hereto and the Administrative Agents agree as follows:

         SECTION 1. Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

         SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

         SECTION 2.1. Amendment to Article 1 of the Credit Agreement. Article 1 of the Credit Agreement is hereby amended by the following:

         2.1.1 New Definitions. The following definitions are hereby inserted in

         Section 1.01 of the Credit Agreement in their appropriate alphabetical place:

                  "Amendment No. 4 Effective Date" has the meaning given to the term "Amendment Effective Date" in the Amendment No. 4 to Foamex Credit Agreement, dated as of December 21, 2001, among Foamex, FMXI, the Lenders parties thereto, the Issuing Banks and the Administrative Agents.

                  "Transformation Plan" means certain restructuring and other related transactions described in a summary entitled "Business Transformation Overview," made available to the Lenders on December 11, 2001.

         2.1.2 Amendment to the definition of Applicable Margin. The definition of Applicable Margin is hereby amended by adding the following at the end thereof:

                  "Notwithstanding the foregoing, each of the above margins for Loans shall be increased by an amount equal to .25% per annum commencing on the Amendment No. 4 Effective Date.

         2.1.3 Amendment to the definition of EBDAIT. The definition of EBDAIT is hereby amended by (i) deleting the semicolon at the end of clause
         (y) thereof, (ii) adding the underlined word "plus" at the end of clause (y) thereof, (iii) adding a new clause (vii) to read as follows:
         "(vii) any cash charges incurred in connection with the Transformation Plan in an aggregate amount not to exceed $21,000,000" and (iv) adding a semicolon at the end of the new clause (vii) thereof.

         2.1.4 Amendment to the definition of Excess Cash Flow. The definition of "Excess Cash Flow" is hereby amended by adding the following provison to the end thereof:

                  "provided, further, however, (i) there shall be excluded from the calculation of the increase or decrease in Consolidated Working Capital for purposes of clauses (a)(iv) and (b)(viii) above the "costs, expenses and other charges incurred in connection with the Transformation Plan to the extent such items would otherwise constitute current liabilities and (ii) the computation of Excess Cash Flow shall be reduced by an amount (but to not less than $0) equal to any cash charges and debt issuance costs paid in connection with the Transformation Plan during such period".

         2.1.5 Amendment to the definition of Consolidated Fixed Charges. The definition of Consolidated Fixed Charges is hereby amended by inserting at the end of clause (b) thereof, a new clause to read as follows:
         "provided, however, if a scheduled payment of principal is required to be made in a subsequent period because the scheduled principal payment date is a non-Business Day in the current period, such scheduled payment shall be included in the current period as if such payment were made in the current period".

         2.1.6 Amendment to the definition of LIBO Rate. The following sentence is hereby added to the end of the definition of LIBO Rate:

                  "Notwithstanding the foregoing, on and after the Amendment No. 4 Effective Date the LIBO Rate shall be deemed to be the greater of (i) 2.50% per annum and (ii) the LIBO Rate as calculated herein without giving effect to the preceding clause (i)."

         2.1.7 Amendment to the definition of Net Worth. The definition of Net Worth is hereby amended by amending and restating the last sentence to the end thereof, and adding a new clause to such sentence to read as follows: "Any calculation of Net Worth under this Agreement (i) after the Effective Date shall not be modified, adjusted, or recalculated in accordance with Statement of Financial Accounting Standards No. 130, such as for currency translations and minimum pension adjustments, and
         (ii) shall exclude from the calculation thereof any charges incurred in connection with the Transformation Plan in an aggregate amount not to exceed $40,000,000.

         SECTION 2.2. Amendment to Article VII of the Credit Agreement. Article VII of the Credit Agreement is hereby amended by adding a new Section 7.14 thereto to read as follows:

                  "Section 7.14 Audited Nine-Month Financial Statements. The Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders on or prior to January 31, 2002 the audited consolidated financial statements of the Borrower for the nine month period ending September 30, 2001 which financial statements shall comply with the requirements for audited consolidated financial statements of the Borrower as set forth in Section 7.01(c)."

         SECTION 2.3. Amendment to Section 9.02 of the Credit Agreement. Section
9.02 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (ix) thereof, (b) adding the word "and" at the end of clause
(x) thereof and (c) adding a new clause (xi) to read as follows: "(xi) leases, subleases, sales or other dispositions of Property resulting from the Transformation Plan;".

         SECTION 2.4. Amendment to Section 9.08 of the Credit Agreement. Section
9.08 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (vii) thereof and replacing it with ";", (b) adding the word "and" at the end of clause (viii) thereof and (c) adding a new clause (ix) to read as follows: "(ix) the sublease by the Borrower from New GFI of real properties leased by New GFI located in Morrisville, Pennsylvania and Pico Rivera, California."

         SECTION 2.5. Amendment to Section 10.05 of the CreditAgreement. Section
10.05 of the Credit Agreement is amended by deleting the entries therein for the fourth fiscal quarter of 2001 through the second fiscal quarter of 2003 and replacing them with the following:

                  "Fiscal Quarter                             Maximum Ratio

                  Fourth fiscal quarter of 2001                 5.00:1.00

                  First fiscal quarter of 2002                  5.15:1.00

                  Second fiscal quarter of 2002                 5.15:1.00

                  Third fiscal quarter of 2002                  5.15:1.00

                  Fourth fiscal quarter of 2002                 4.85:1.00

                  First fiscal quarter of 2003                  4.85:1.00

                  Second fiscal quarter of 2003                4.85:1.00."

         SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on the date hereof (the "Amendment Effective Date"), provided, that the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or unless the deadline for delivery has been extended by the Administrative Agents):

         SECTION 3.1. Documents. The Administrative Agents shall have received on or before the Amendment Effective Date all of the following in form and substance satisfactory to the Requisite Lenders:

          (i) this Amendment duly executed by the parties thereto and all other agreements, documents and instruments described in the List of Closing Documents, attached hereto and made a part hereof as Exhibit C hereto, each duly executed where appropriate and in form and substance satisfactory to the Requisite Lenders; and

          (ii) such additional documentation as the Administrative Agents or any of the Requisite Lenders may reasonably request.

         SECTION 3.2. Consents. Foamex and FMXI shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow Foamex and FMXI to lawfully and without risk of rescission, execute, deliver and perform, in all material respects, its obligations under this Amendment and the Transaction Documents to which it is, or is to be, a party and each other agreement or instrument to be executed and delivered by it pursuant thereto or in connection therewith.

         SECTION 3.3. No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Administrative Agent shall have received any notice that litigation is pending or threatened which is likely to, impose or result in the imposition of a Material Adverse Effect.

         SECTION 3.4. No Change in Condition. Other than the insolvency of Trace International Holdings, Inc. and its subsidiaries and as otherwise disclosed in writing to the Administrative Agents by letter dated December 10, 1999, no event shall have occurred since December 31, 1998 which has had a Material Adverse Effect.

         SECTION 3.5. No Default. After giving effect to this Amendment, no Event of Default or Potential Event of Default shall have occurred.

         SECTION 3.6. Representations and Warranties. All of the representations and warranties contained in Article VI of the Credit Agreement and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Amendment Effective Date.

         SECTION 3.7. Amendment Fee. Foamex shall pay an amendment fee to each Lender that executes and delivers this Amendment on or prior to the Amendment Effective Date, for the account of such Lender, in an amount equal to 25 basis points of the aggregate amount of Term Loans and Commitments of such Lender.

         SECTION 4. Representations and Warranties. Foamex and FMXI each hereby represents and warrants to the Lenders party hereto that (i) the execution, delivery and performance of this Amendment are within its partnership or corporate powers, as the case may be, and has been duly authorized by all necessary partnership or corporate action, as the case may be, and (ii) this Amendment constitutes the legal, valid and binding obligation of each of Foamex and FMXI, enforceable against each such Person, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

         SECTION 5. Reference to and Effect on the Loan Documents.

         5.1 Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

         5.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agents under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

         5.4 As of the Amendment Effective Date of, and after giving effect to, this Amendment, each of Foamex and FMXI is in compliance in all material respects with all applicable terms, conditions and covenants of the Credit Agreement and other Loan Documents.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO NEW YORK CONFLICT OF LAWS PRINCIPLES).

         SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

         SECTION 9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

BORROWER:                 FOAMEX L.P.


                          By FMXI, Inc.
                          its Managing General Partner


                          By:  /s/ G.L. Karpinski
                          G. L. Karpinski
                          Vice President

                          FMXI, INC.


                          By:  /s/ G.L. Karpinski
                              -------------------
                          G. L. Karpinski
                          Vice President

                          CITICORP USA, INC., as Administrative Agent,
                              Collateral Agent, individually as a Lender, and as Intercreditor Collateral Agent


                          By:  /s/ James R. Williams
                          Name:  James R. Williams
                          Vice President

                          CITIBANK, N.A., as Issuing Bank


                          By: /s/ James R. Williams
                          Name: James R. Williams
                          Vice President


                          THE BANK OF NOVA SCOTIA, as Administrative Agent,
                              Funding Agent, Issuing Bank, individually as a Lender, and as Intercreditor Agent


                          By: /s/ Brian Allen
                          Brian Allen
                          Managing Director

                          ALLSTATE LIFE INSURANCE COMPANY, as a Lender


                          By:  /s/ Jerry D. Zinkula
                          Name: Jerry D. Zinkula
                          Title: Authorized Signatory


                          By: /s/ Judith P. Greffin
                          Name: Judith P. Greffin
                          Title: Authorized Signatory




                          KZH CYPRESSTREE-1 LLC, as a Lender


                          By: /s/ Anthony Iarrobino
                          Name: Antohony Iarrobino
                          Title: Authorized Agent


                          PB  CAPITAL CORPORATION, as a Lender


                          By: /s/ Dana L. McDougall
                          Name: Dana L. McDougall
                          Title: Vice President


                          By: /s/ Aurelio Almonte
                          Name: Aurelio Almonte
                          Title: Associate

                          J.P. MORGAN SECURITIES INC., as agent for The Chase
                              Manhattan Bank, as a Lender


                          By: /s/ John Abate
                          Name: John Abate
                          Title: Managing Director

                          THE CIT GROUP/COMMERCIAL SERVICES, as a Lender


                          By:  /s/ Lisa     Murakami
                          Name: Lisa Murakami
                          Title: Vice President

                          CREDIT INDUSTRIEL ET COMMERCIAL, as a Lender


                          By:  /s/ Sean Mounier
                          Name: Sean Mounier
                          Title: First Vice President


                          By:  /s/ Marcus Edward
                          Name: Marcus Edward
                          Title: Vice President

                          CREDIT LYONNAIS, New York Branch, as a Lender


                          By:  /s/ Scott R. Chappelka
                          Name: Scott R. Chappelka
                          Title: Vice President

                          CREDIT SUISSE/FIRST BOSTON, as a Lender


                          By:
                               Name:
                               Title:


                          By:
                               Name:
                               Title:

                          CYPRESSTREE MANAGEMENT COMPANY, INC., as Attorney- in
                              - Fact and on behalf of First Allmerica Financial Life Insurance Company as Portfolio Manager, as a Lender


                          By:  /s/ Philip C. Robbins
                          Name: Philip C. Robbins
                          Title: Principal

                          [Senior Debt Portfolio]


                          BOSTON MANAGEMENT AND RESEARCH, as Investment Advisor,
                              as a Lender


                          By:  /s/ Pawson E. Swaffield
                          Name: Pawson E. Swaffield
                          Title: Vice President

                          FLEET NATIONAL BANK, as a Lender


                          By:  /s/ James Rizzo
                          Name: James Rizzo
                          Title: Senior Vice President


                          By:  /s/ Scott McCaughey
                          Name: Scott McCaughey
                          Title: Vice President

                          ELC (CAYMAN) LTD. 2000-1, as a Lender


                          By:  /s/ Amos Beason
                               Name: Amos Beason
                               Title: Director

                          GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                          By: /s/ Robert M. Kadlick
                          Name: Robert M. Kadlick
                          Title: Duly Authorized Signatory

                          IMPERIAL BANK, as a Lender


                          By:
                               Name:
                               Title:

                          NEMEAN CLO, LTD., as a Lender


                          By  ING Capital Advisors LLC, as Investment Manager


                          By: /s/ Greg M. Masuda
                          Name: Greg M. Masuda
                          Title: Vice President

                          ARCHIMEDES FUNDING, LLC


                          By  ING Capital Advisors LLC, as Collateral Manager


                          By: /s/ Greg M. Masuda
                          Name: Gref M. Masuda
                          Title: Vice President

                          OASIS COLLATERIZED HIGH INCOME PORTFOLIO-1 LTD., as a
                              Lender


                          By INVESCO Senior Secured Management, Inc., as Subadvisor


                          By:  /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                       CHARTER VIEW PORTFOLIO, as a Lender


                          By INVESCO Senior Secured Management, Inc., as Investment Advisior


                          By:  /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                          CERES FINANCE LTD., as a Lender


                          By INVESCO Senior Secured Management, Inc., as Sub-Managing Agent


                          By: /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                          AIM FLOATING RATE FUND, as a Lender


                          By INVESCO Senior Secured Management, Inc., as Attorney in Fact


                          By:  /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                          AVALON CAPITAL LTD. 2, as a Lender


                          By INVESCO Senior Secured Management, Inc., as Portfolio Advisor


                          By: /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                          AMARA 2 FINANCE, LTD, as a Lender


                          By INVESCO Senior Secured Management, Inc., as Sub-Advisor

                          By: /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                          CERES II FINANCE LTD, as a Lender


                          By INVESCO Senior Secured Management, Inc., as Sub-Managing Agent (Financial)


                          By: /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                          AVALON CAPITAL LTD., as a Lender


                          By INVESCO Senior Secured Management, Inc., as Portfolio Advisor


                          By: /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory


                          STRATA FUNDING LTD, as a Lender


                          By INVESCO Senior Secured Management, Inc., as Sub-Managing Agent


                          By: /s/ Joseph Rotondo
                          Name: Joseph Rotondo
                          Title: Authorized Signatory

                          COMMERCIAL LOAN FUNDING TRUST I, as a Lender


                          By Lehman Commercial Paper Inc., not in its individual capacity, but solely, as Administrative Agent


                          By:  /s/ Michele Swanson
                          Name: Michele Swanson
                          Title: Authorized Signatory



                          MASSMUTUAL HIGH YIELD PARTNERS II, LLC,


                          By  HYP Management, Inc., as Managing Member


                          By:  /s/ MaryAnn McCarthy
                          Name: MaryAnn McCarthy
                          Title: Managing Director

                          MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a
                              Lender


                          By:  /s/ Steven J. Katz
                          Name: Steven J. Katz
                          Title: Second Vice President and Associate General Counsel

                          METROPOLITAN LIFE INSURANCE COMPANY, as a Lender


                          By:  /s/ James R. Dingler
                          Name: James R. Dingler
                          Title: Director

                          THE MITSUBISHI TRUST AND BANKING CORPORATION, as a
                              Lender


                          By: /s/ Hiroyuki Tsuru
                          Name: Hiroyuki Tsuru
                          Title: Deputy General Manager

                          MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as
                              a Lender


                          By: /s/ Meredith Rubel
                          Name: Meredith Rubel
                          Title: Debt Markets Counsel

                          NATEXIS BANQUES POPULAIRES, as a Lender


                          By: /s/ Christioan Giordano
                          Name: Chistian Giordano
                          Title: Vice President


                          By: /s/ Joseph A. Miller
                          Name: Joseph A. Miller
                          Title: Associate

                          OAK HILL SECURITIES FUND, L.P., as a Lender


                          By  Oak Hill Securities GenPar, L.P., its General
                              Partner


                          By  Oak Hill Securities MGP, Inc., its General Partner


                          By: /s/ Scott D. Krase
                          Name: Scott D. Krase
                          Title: Vice President

                          PILGRIM PRIME RATE TRUST, as a Lender


                          By ING Pilgrim Investments Inc., as its investment manager


                          By: /s/ Charles E. LeMieux

                          Name: Charles E. LeMieux

                          Title: Vice President

                          KZH SOLEIL, LLC, as a Lender


                          By: /s/ Anthony Iarrobino
                          Name: Anthony Iarrobino
                          Title: Authorized Agent

                          KZH SOLEIL-2, LLC, as a Lender


                          By: /s/ Anthony Iarrobino
                          Name: Anthony Iarrobino
                          Title: Authorized Agent

                          GALAXY CLO, 1999-1 LTD., as a Lender


                          By  SAI Investment Advisor, Inc., its Collateral
                              Manager


                          By: /s/ John G. Lapham
                          Name: John G. Lapham
                          Title: Authorized Agent

                          KZH LANGDALE LLC, as a Lender


                          By: /s/ Christopher A. Bondy
                          Name: Chrisotpher A. Bondy
                          Title: Partner


                          KZH ING-1 LLC, as a Lender


                          By: /s/ Anthony Iarrobino
                          Name: Anthony Iarrobino
                          Title: Authorized Agent

                          KZH CRESCENT LLC, as a Lender


                          By: /s/ Anthony Iarrobino
                          Name: Anthony Iarrobino
                          Title: Authorized Agent

                          KZH CRESCENT-2 LLC, as a Lender


                          By: /s/ Anthony Iarrobino
                          Name: Anthony Iarrobino
                          Title: Authorized Agent

                          CRESENT/MACH I PARTNERS, L.P, as a Lender


                          By  TCW Asset Management Company, its Investment
                              Manager


                          By: /s/ Jonathan R. Insull
                          Name: Jonathan R. Insull
                          Title: Senior Vice President

                          VAN KAMPEN CLO I LIMITED, as a Lender


                          By  Van Kampen Management Inc., as Collateral Manager


                          By: /s/ Douglas L. Winchell
                          Name: Douglas L. Winchell
                          Title: Vice President


                          WILMINGTON TRUST COMPANY, as a Lender


                          By: /s/ Bruce L. Bisson
                          Name: Bruce L. Bisson
                          Title: Vice President


                          AIMCO CDO, SERIES 2000-A, as a Lender


                          By  Allstate, its Investment Manager


                          By: /s/ Judith P. Greffin
                          Name: Judith P. Greffin
                          Title: Authorized Signatory


                          AIMCO CLO, SERIES 2001-A, as a Lender


                          By  Allstate, its Investment Manager


                          By: /s/ Jerry D. Zinkula
                          Name: Jerry D. Zinkula
                          Title: Authorized Signatory

                          AG  CAPITAL FUNDING PARTNERS, L.P., as a Lender


                          By  Angelo Gordon, its Investment Manager


                          By: /s/ John W. Fraser
                          Name: John W. Fraser
                          Title: Managing Director

                          NORTHWOODS CAPITAL, LIMITED, as a Lender


                          By  Angelo Gordon, its Investment Manager



                          By: /s/ John W. Fraser
                          Name: John W. Fraser
                          Title: Managing Director





                          NORTHWOODS CAPITAL II, LIMITED, as a Lender


                          By  Angelo Gordon, its Investment Manager


                          By: /s/ John W. Fraser
                          Name: John W. Fraser
                          Title: Managing Director





                          NORTHWOODS CAPITAL III, LIMITED, as a Lender


                          By  Angelo Gordon, its Investment Manager


                          By: /s/ John W. Fraser
                          Name: John W. Fraser
                          Title: Managing Director


                          BANKBOSTON, N.A., as a Lender


                          By:
                               Name:
                               Title:

                          APEX (TRIMARAN) CDO I, LTD., as a Lender


                          By Caravelle, its Investment Manager


                          By: /s/ Dean T. Criares
                          Name: Dean T. Criares
                          Title: Managing Director





                          CARAVELLE INVESTMENT FUND, L.L.C., as a Lender


                          By  Caravelle, its Investment Manager


                          By: /s/ Dean T. Criares
                          Name: Dean T. Criares
                          Title: Managing Director





                          CHASE MANHATTAN BANK, as a Lender


                          By:
                          Name:
                          Title:





                          NORTH AMERICAN SENIOR FLOATING RATE FUND, as a Lender


                          By  Cypress Tree, its Investment Manager


                          By: /s/ Christopher A. Bondy
                          Name: Christopher A. Bondy
                          Title: Partner

                          EATON VANCE, as a Lender


                          By:
                          Name:
                          Title:





                          APEX (IDM) CDO I, LTD., as a Lender


                          By  First Union IDM, its Investment Manager


                          By: /s/ Amos Beason
                          Name: Amos Beason
                          Title: Director





                          ELC (CAYMAN) LTD. 1999-III), as a Lender


                          By  First Union IDM, its Investment Manager


                          By: /s/ Amos Beason
                          Name: Amos Beason
                          Title: Director





                          FRANKLIN CLO II, LTD., as a Lender


                          By  Franklin, its Investment Manager


                          By: /s/ Chauncey Lufkin
                          Name: Chauncey Lufkin
                          Title: Vice President

                          FRANKLIN FLOATING RATE TRUST, as a Lender


                          By  Franklin, its Investment Manager


                          By: /s/ Chauncey Lufkin
                          Name: Chauncey Lufkin
                          Title: Vice President











                          GOLDMAN SACHS CREDIT PARTNERS, L.P., as a Lender


                          By: /s/ Dan Allen
                          Name: Dan Allen
                          Title: Authorized Signatory





                          OAK HILL CREDIT PARTNERS I, LIMITED, as a Lender


                          By  Oak Hill Securities GenPar, L.P., its General
                              Partner


                          By  Oak Hill Securities MGP, Inc., its General Partner


                          By: /s/ Scott D. Krase
                          Name: Scott D. Krase
                          Title: Authorized Signatory







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

                          OAK HILL SECURITIES FUND II, L.P., as a Lender


                          By  Oak Hill Securities GenPar, L.P., its General
                              Partner


                          By  Oak Hill Securities MGP, Inc., its General Partner


                          By: /s/ Scott D. Krase
                          Name: Scott D. Krase
                          Title: Vice President





                          VAN KAMPEN AMERICAN CAPITAL, as a Lender


                          By: /s/ Douglas L. Winchell
                          Name: Douglas L. Winchell
                          Title: Vice President





                          VAN KAMPEN SENIOR INCOME TRUST, as a Lender


                          By  VKM, its Investment Manager


                          By: /s/ Douglas L. Winchell
                          Name: Douglas L. Winchell
                          Title: Vice President



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